UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

April 6, 2006

SMART & FINAL INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-10811	95-4079584
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Citadel Drive City of Commerce, California	90040
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (323) 869-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 6, 2006, Smart & Final Inc. (the “Company”) entered into an employment agreement (the “Agreement”) with its Chief Executive Officer and President, Etienne Snollaerts. The Agreement is substantially similar to Mr. Snollaerts’ current employment agreement and will supersede the current agreement after May 17, 2006. The term of this Agreement is four years, expiring on May 17, 2010. The Company has the option to extend the Agreement for an additional three year period after May 17, 2010.

Mr. Snollaerts’ base salary is to be reviewed annually in accordance with the Company’s executive merit pay policy; however, his base salary cannot be decreased below its then current level, which is $770,000 as of March 2006. In addition, Mr. Snollaerts is entitled to an annual bonus at the Company’s discretion. The target range for such annual bonus is between 100% and 200% of his base salary.

Under the Agreement, Mr. Snollaerts also has the opportunity to earn long-term incentive awards and to participate in all other benefits plans and perquisites in which the Company’s other executives and employees are eligible to participate. Subject to certain conditions, Mr. Snollaerts is also entitled to severance benefits under the Company’s Executive Severance Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly authorized this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMART & FINAL INC.

Date: April 12, 2006	By:	/s/ Donald G. Alvarado
Donald G. Alvarado Senior Vice President and Corporate Secretary

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